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                                                                Exhibit 4(b)(ii)

                              DECLARATION OF TRUST
                                       OF
                           WACHOVIA CAPITAL TRUST VII


         DECLARATION OF TRUST, dated as of March 24, 1998, between Wachovia Corporation, a North Carolina corporation, as sponsor (the "Sponsor"), The First National Bank of Chicago, not in its individual capacity but solely as trustee (the "Property Trustee"), First Chicago Delaware Inc., not in its individual capacity but solely as trustee (the "Delaware Trustee"), and Robert S. McCoy Jr., John J. Milani and Alice Washington Grogan, each not in his or her individual capacity but solely as trustee (the Property Trustee, the Delaware Trustee and each such individual as trustee, collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as Wachovia Capital Trust VII (the "Trust").

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10), which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below) at the time such registration statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the Preferred Securities under the Securities Act and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective or post-effective amendments thereto)

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relating to the registration of the Preferred Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with any national securities exchange or automated quotation system and execute, in each case on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any national securities exchange or quoted on any automated quotation system;
(iii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate the terms of, and execute on behalf of the Trust, a purchase agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the Preferred Securities, substantially in the form included as an exhibit to the 1933 Act Registration Statement at the time it becomes effective under the Securities Act. In the event that any filing referred to in any of clauses (i)-(iii) above is required by the rules and regulations of the Commission, any national securities exchange, automated quotation system or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, Robert S. McCoy Jr., John J. Milani and Alice Washington Grogan, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The First National Bank of Chicago and First Chicago Delaware Inc., in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or any national securities exchange, automated quotation system or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Robert S. McCoy Jr., John J. Milani and Alice Washington Grogan, and each of them, his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee and in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The Trustees shall initially be the only trustees of the Trust. Thereafter, the Sponsor may increase or decrease (but not below one) the number of trustees of the Trust by executing a written instrument fixing such number; provided, however, that so long as it is required by the Business Trust Act, one trustee of the Trust shall be either a natural person who is a resident of the State of Delaware or an entity other than a natural person that has its principal place of business in the State of Delaware and that, in either case, otherwise meets the


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requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee at any time. The Trustees may resign upon thirty days' prior written notice to the Sponsor.

         7. First Chicago Delaware Inc., in its capacity as Trustee, shall not have any of the powers or duties of the Trustees set forth herein and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of
Section 3807 of the Business Trust Act.

         8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                        FIRST CHICAGO DELAWARE INC.,
                                        not in its individual capacity
                                        but solely as Delaware Trustee


                                        By:  /s/ JOHN R. PRENDIVILLE
                                           -------------------------------------
                                        Name:  John R. Prendiville
                                        Title:  Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        not in its individual capacity
                                        but solely as Trustee


                                        By:  /s/ JOHN R. PRENDIVILLE
                                           -------------------------------------
                                        Name:  John R. Prendiville
                                        Title:  Vice President



                                        WACHOVIA CORPORATION,
                                        as Sponsor


                                        By:  /s/ ROBERT S. MCCOY, JR.
                                           -------------------------------------
                                        Name:  Robert S. McCoy, Jr.
                                        Title:  Senior Executive Vice President



                                        /s/ ROBERT S. MCCOY, JR.
                                        ----------------------------------------
                                        Robert S. McCoy Jr.
                                        as Trustee


                                        /s/ JOHN J. MILANI
                                        ----------------------------------------
                                        John J. Milani
                                        as Trustee


                                        /s/ ALICE WASHINGTON GROGAN
                                        ----------------------------------------
                                        Alice Washington Grogan
                                        as Trustee


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